Exhibit 99.1
Media Contact: Roy L. Morrow (216) 383-4893
Roy_Morrow@lincolnelectric.com
Investors Contact: Joseph P. Kelley (216) 383-8346
Joe_Kelley@lincolnelectric.com
LINCOLN ELECTRIC REPORTS RECORD
2007 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS
Three Months Ended December 31, 2007
•	Sales increased 14.7% to $580.3 million

•	Operating income increased 12.1% to $66.4 million

•	Excluding non-recurring items, operating income increased 29.8%

•	Net cash provided by operating activities was $45.7 million, an increase of 236%
Twelve Months Ended December 31, 2007
•	Sales increased 15.7% to $2.28 billion

•	Operating income increased 19.2% to $277.6 million

•	Excluding non-recurring items, operating income increased 22.0%

•	Net cash provided by operating activities was $249.8 million, an increase of 111%
          CLEVELAND, Ohio, U.S.A., February 22, 2008 — Lincoln Electric Holdings, Inc. (the “Company”) (NASDAQ: LECO) today reported record 2007 fourth quarter operating income, increasing 12.1% to $66.4 million from $59.2 million in 2006, on a sales increase of 14.7%. Non-recurring items in the 2007 fourth quarter include a gain of $0.6 million ($0.5 million after-tax, or $0.01 per diluted share) related to European rationalization actions. The 2006 fourth quarter includes a non-recurring gain of $9.0 million ($7.2 million after-tax or $0.17 per diluted share) on the sale of the Company’s facility in Ireland, offset by a charge of $0.5 million ($0.5 million after-tax, or $0.01 per diluted share) related to European rationalization actions. The 2006 gain is reported as a reduction in selling, general and administrative expenses. Excluding these non-recurring items, adjusted operating income increased 29.8% to $65.8 million from $50.7 million in 2006.
          Net income for the fourth quarter decreased 4.4% to $49.5 million, or $1.14 per diluted share from $51.8 million, or $1.20 per diluted share in 2006. This decrease is primarily due to the impact of non-recurring items and a much lower effective tax rate in the prior year comparable period. The 2007 fourth quarter effective tax rate was 28.8% compared with 16.0% in 2006. Excluding non-recurring items, adjusted net income increased 8.8% to $49.0 million, or $1.13 per diluted share in 2007 compared to $45.1 million or $1.04 per diluted share in 2006.
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2

Lincoln Electric Reports Record 2007 Fourth Quarter Financial Results
          “We had a solid fourth quarter and completed another record year for sales, profits and cash flow. Our global management team, including 8,992 associates worldwide, achieved these strong results despite challenging conditions in several key markets and geographies”, said John M. Stropki, Chairman and Chief Executive Officer. “Although there is still considerable uncertainty in several sectors and markets, we believe we are especially well positioned to continue growing our sales and market share. We will continue to focus our efforts and investments in areas of higher growth potential and build on the momentum of our record 2007 performance.”
          Sales for the fourth quarter increased 14.7% to $580.3 million from $505.9 million in the comparable period of 2006. Sales for the Company’s North American operations were $345.1 million in the quarter versus $319.2 million in the comparable quarter last year, an increase of 8.1%. U.S. export sales in the quarter increased 11.2% to $46.3 million from $41.6 million in 2006.
          Sales at Lincoln subsidiaries outside North America increased to $235.2 million in the fourth quarter, compared with $186.7 million in the year ago quarter. In local currencies, international subsidiaries’ sales increased 14.0%.
          Net income for 2007 increased 15.8% to $202.7 million, or $4.67 per diluted share. This compares with net income of $175.0 million in 2006, or $4.07 per diluted share. Net income includes a gain of $0.2 million ($0.1 million after-tax, no impact per diluted share) in 2007 and a charge in 2006 of $3.5 million ($3.5 million after-tax, or $0.08 per diluted share) related to European rationalization actions. Net income for 2006 also includes a non-recurring gain of $9.0 million ($7.2 million after-tax or $0.17 per diluted share) on the sale of the Company’s facility in Ireland. Excluding non-recurring items, adjusted net income increased 18.3% to $202.6 million, or $4.67 per diluted share in 2007 compared to $171.3 million, or $3.98 per diluted share in 2006.
          Operating income for 2007 increased 19.2% to $277.6 million from $233.0 million in 2006. Excluding non-recurring items, adjusted operating income increased 22.0% to $277.4 million from $227.4 million in 2006.
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3

Lincoln Electric Reports Record 2007 Fourth Quarter Financial Results
          Sales in 2007 increased 15.7%, to $2.28 billion from $1.97 billion in 2006. The Company’s North American operations had sales of $1.40 billion in 2007, compared with $1.31 billion in 2006, an increase of 7.3%. U.S. export sales increased 26.2% to $194.5 million, compared with $154.1 million in 2006. Lincoln operations outside of North America had sales of $879.4 million, an increase of 32.0% over 2006 sales of $666.4 million. In local currencies, sales for the Company’s international operations increased 18.8%.
          Net cash provided by operating activities increased 236% to $45.7 million in the fourth quarter compared with $13.6 million for the comparable period in 2006. For the full year 2007, net cash provided by operating activities increased 111% to $249.8 million compared with $118.7 million for the prior year. During 2007, the Company repaid $40.0 million of outstanding debt under its Senior Unsecured Notes and paid $37.7 million in dividends. The Company’s Board of Directors declared a quarterly cash dividend of $0.25, which was paid on January 15, 2008 to holders of record as of December 31, 2007.
          Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc-welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market. Headquartered in Cleveland, Ohio, Lincoln has 38 manufacturing locations, including operations, manufacturing alliances and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries. For more information about Lincoln Electric, its products and services, visit the Company’s Website at http://www.lincolnelectric.com.
          The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. The factors include, but are not limited to: the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of international terrorism and hostilities on the Company or its customers, suppliers and the economy in general. For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.
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4

Lincoln Electric Reports Record 2007 Fourth Quarter Financial Results
          A conference call to discuss fourth quarter 2007 results is scheduled for today, Friday, February 22, 2008 at 10:00 a.m. Eastern Time. An audio webcast of the call is accessible through the Investor page on the Company’s Website at http://www.lincolnelectric.com.
#2008-222#

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share data)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended December 31,				Fav (Unfav) to Prior Year
	2007	% of Sales	2006	% of Sales	$	%
Net sales	$580,279	100.0%	$505,874	100.0%	$74,405	14.7%
Cost of goods sold	419,338	72.3%	371,467	73.4%	(47,871)	(12.9%)

Gross profit	160,941	27.7%	134,407	26.6%	26,534	19.7%
Selling, general & administrative expenses	95,145	16.4%	74,703	14.8%	(20,442)	(27.4%)
Rationalization (gain) charges	(584)	(0.1%)	472	0.1%	1,056	223.7%

Operating income	66,380	11.4%	59,232	11.7%	7,148	12.1%
Interest income	2,855	0.5%	1,675	0.3%	1,180	70.4%
Equity earnings in affiliates	2,420	0.4%	2,666	0.5%	(246)	(9.2%)
Other income	960	0.2%	854	0.2%	106	12.4%
Interest expense	(3,051)	(0.5%)	(2,810)	(0.5%)	(241)	(8.6%)

Income before income taxes	69,564	12.0%	61,617	12.2%	7,947	12.9%
Income taxes	20,055	3.5%	9,832	2.0%	(10,223)	(104.0%)

Effective tax rate	28.8%		16.0%		(12.8%)

Net income (1)	$49,509	8.5%	$51,785	10.2%	$(2,276)	(4.4%)

Reconciliation of Net Income as Reported to Adjusted Net
Income Excluding Non-Recurring Items:

	Three Months Ended December 31,		Change
	2007	2006	$	%
Net income as reported (1)	$49,509	$51,785	$(2,276)	(4.4%)
Non-recurring items:
Gain on sale of Ireland facility (after-tax)	—	(7,204)	7,204	(100.0%)
European rationalization charges (after-tax)	(503)	472	(975)	(206.6%)

Adjusted net income excluding non-recurring items (2)	$49,006	$45,053	$3,953	8.8%

Basic earnings per share	$1.15	$1.21	$(0.06)	(5.0%)
Non-recurring items (1)	(0.01)	(0.16)	0.15	(93.8%)

Basic earnings per share excluding non-recurring items (2)	$1.14	$1.05	$0.09	8.6%

Diluted earnings per share	$1.14	$1.20	$(0.06)	(5.0%)
Non-recurring items (1)	(0.01)	(0.16)	0.15	(93.8%)

Diluted earnings per share excluding non-recurring items (2)	$1.13	$1.04	$0.09	8.7%

Weighted average shares (basic)	42,969	42,727
Weighted average shares (diluted)	43,447	43,239

(1)	Net income includes a credit of $584 ($503 after-tax) in 2007 and a charge in 2006 of $472 ($472 after-tax) related to European rationalization actions, offset by a gain of $9,006 ($7,204 after-tax) on the sale of the Company’s facility in Ireland for the three months ended December 31, 2006.

(2)	Adjusted net income excluding non-recurring items and basic and diluted earnings per share excluding non-recurring items, non-GAAP financial measures, are presented as management believes these financial measures are important to investors to evaluate and compare the Company’s financial performance from period to period. Management uses this information in assessing and evaluating the Company’s underlying operating performance.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share data)
(Unaudited)
Consolidated Statements of Income

	Twelve Months Ended December 31,				Fav (Unfav) to Prior Year
	2007	% of Sales	2006	% of Sales	$	%
Net sales	$2,280,784	100.0%	$1,971,915	100.0%	$308,869	15.7%
Cost of goods sold	1,633,218	71.6%	1,419,638	72.0%	(213,580)	(15.0%)

Gross profit	647,566	28.4%	552,277	28.0%	95,289	17.3%
Selling, general & administrative expenses	370,122	16.2%	315,829	16.0%	(54,293)	(17.2%)
Rationalization (gain) charges	(188)	0.0%	3,478	0.2%	3,666	105.4%

Operating income	277,632	12.2%	232,970	11.8%	44,662	19.2%
Interest income	8,294	0.4%	5,876	0.3%	2,418	41.2%
Equity earnings in affiliates	9,838	0.4%	7,640	0.4%	2,198	28.8%
Other income	2,823	0.1%	1,839	0.1%	984	53.5%
Interest expense	(11,430)	(0.5%)	(10,153)	(0.5%)	(1,277)	(12.6%)

Income before income taxes	287,157	12.6%	238,172	12.1%	48,985	20.6%
Income taxes	84,421	3.7%	63,164	3.2%	(21,257)	(33.7%)

Effective tax rate	29.4%		26.5%		(2.9%)

Net income (1)	$202,736	8.9%	$175,008	8.9%	$27,728	15.8%

Reconciliation of Net Income as Reported to Adjusted
Net Income Excluding Non-Recurring Items:

	Twelve Months Ended December 31,		Change
	2007	2006	$	%
Net income as reported (1)	$202,736	$175,008	$27,728	15.8%
Non-recurring items:
Gain on sale of Ireland facility (after-tax)		(7,204)	7,204	(100.0%)
European rationalization charges (after-tax)	(107)	3,478	(3,585)	(103.1%)

Adjusted net income excluding non-recurring items (2)	$202,629	$171,282	$31,347	18.3%

Basic earnings per share	$4.73	$4.11	$0.62	15.1%
Non-recurring items (1)	—	(0.09)	0.09	(100.0%)

Basic earnings per share excluding non-recurring items (2)	$4.73	$4.02	$0.71	17.7%

Diluted earnings per share	$4.67	$4.07	$0.60	14.7%
Non-recurring items (1)	—	(0.09)	0.09	(100.0%)

Diluted earnings per share excluding non-recurring items (2)	$4.67	$3.98	$0.69	17.3%

Weighted average shares (basic)	42,899	42,532
Weighted average shares (diluted)	43,392	43,032

(1)	Net income includes a credit of $188 ($107 after-tax) in 2007 and a charge in 2006 of $3,478 ($3,478 after-tax) related to European rationalization actions, offset by a gain of $9,006 ($7,204 after-tax) on the sale of the Company’s facility in Ireland for 2006.

(2)	Adjusted net income excluding non-recurring items and basic and diluted earnings per share excluding non-recurring items, non-GAAP financial measures, are presented as management believes these financial measures are important to investors to evaluate and compare the Company’s financial performance from period to period. Management uses this information in assessing and evaluating the Company’s underlying operating performance.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)
Balance Sheet Highlights
Selected Consolidated Balance Sheet Data

	December 31,	December 31,
	2007	2006
Cash and cash equivalents	$217,382	$120,212
Total current assets	969,648	829,410
Net property, plant and equipment	429,944	389,518
Total assets	1,645,296	1,394,579

Total current liabilities	311,921	338,288
Short-term debt	12,486	47,134
Long-term debt	117,329	113,965
Total shareholders’ equity	1,087,220	852,976
Net Operating Working Capital

	December 31,	December 31,
	2007	2006
Trade accounts receivable	$344,058	$298,993

Inventory	343,849	351,144

Trade accounts payable	152,301	142,264

Net operating working capital	$535,606	$507,873

Net operating working capital % to net sales	23.5%	25.8%

Invested Capital

	December 31,	December 31,
	2007	2006
Short-term debt	$12,486	$47,134
Long-term debt	117,329	113,965

Total debt	129,815	161,099
Equity	1,087,220	852,976

Total	$1,217,035	$1,014,075

Total debt/capitalization	10.7%	15.9%
Return on invested capital	20.5%	19.9%

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share data)
(Unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,
	2007	2006
OPERATING ACTIVITIES:
Net income	$49,509	$51,785

Adjustments to reconcile net income to net cash provided by operating activities:
Rationalization (gain) charges	(584)	472
Depreciation and amortization	13,514	12,008
Equity earnings of affiliates, net	(1,677)	(2,187)
Other non-cash items, net	9,667	(6,708)
Changes in operating assets and liabilities net of effects from acquisitions:
Decrease in accounts receivable	14,462	8,703
Decrease (increase) in inventories	18,170	(2,317)
Increase in accounts payable	9,999	6,071
Contributions to pension plans	(739)	(847)
Increase in accrued pensions	2,322	3,853
Net change in other current assets and liabilities	(69,116)	(59,949)
Net change in other long-term assets and liabilities	198	2,705

NET CASH PROVIDED BY OPERATING ACTIVITIES	45,725	13,589

INVESTING ACTIVITIES:
Capital expenditures	(15,856)	(22,684)
Acquisition of businesses, net of cash acquired	(12,671)	(25,002)
Proceeds from sale of property, plant and equipment	94	10,932

NET CASH USED BY INVESTING ACTIVITIES	(28,433)	(36,754)

FINANCING ACTIVITIES:
Net change in borrowings	123	894
Proceeds from exercise of stock options	1,055	3,336
Tax benefit from the exercise of stock options	(712)	1,396
Purchase of shares for treasury	(15,459)	—
Cash dividends paid to shareholders	(9,473)	(8,097)

NET CASH USED BY FINANCING ACTIVITIES	(24,466)	(2,471)

Effect of exchange rate changes on cash and cash equivalents	1,336	(63)

INCREASE IN CASH AND CASH EQUIVALENTS	(5,838)	(25,699)
Cash and cash equivalents at beginning of the period	223,220	145,911

Cash and cash equivalents at end of period	$217,382	$120,212

Cash dividends paid per share	$0.22	$0.19

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share data)
(Unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2007	2006
OPERATING ACTIVITIES:
Net income	$202,736	$175,008

Adjustments to reconcile net income to net cash provided by operating activities:
Rationalization (gain) charges	(188)	3,478
Depreciation and amortization	52,610	47,825
Equity earnings of affiliates, net	(7,208)	(5,728)
Other non-cash items, net	(609)	(957)
Changes in operating assets and liabilities net of effects from acquisitions:
Increase in accounts receivable	(20,723)	(39,719)
Decrease (increase) in inventories	36,011	(57,299)
(Decrease) increase in accounts payable	(3,333)	12,914
Contributions to pension plans	(13,031)	(20,503)
Increase in accrued pensions	3,237	16,248
Net change in other current assets and liabilities	556	(11,593)
Net change in other long-term assets and liabilities	(226)	(994)

NET CASH PROVIDED BY OPERATING ACTIVITIES	249,832	118,680

INVESTING ACTIVITIES:
Capital expenditures	(61,633)	(76,002)
Acquisition of businesses, net of cash acquired	(18,773)	(25,504)
Proceeds from sale of property, plant and equipment	701	11,791

NET CASH USED BY INVESTING ACTIVITIES	(79,705)	(89,715)

FINANCING ACTIVITIES:
Net change in borrowings	(37,316)	(4,189)
Proceeds from exercise of stock options	8,644	13,618
Tax benefit from the exercise of stock options	4,289	5,243
Purchase of shares for treasury	(15,459)	(126)
Cash dividends paid to shareholders	(37,744)	(32,275)

NET CASH USED BY FINANCING ACTIVITIES	(77,586)	(17,729)

Effect of exchange rate changes on cash and cash equivalents	4,629	969

INCREASE IN CASH AND CASH EQUIVALENTS	97,170	12,205
Cash and cash equivalents at beginning of year	120,212	108,007

Cash and cash equivalents at end of year	$217,382	$120,212

Cash dividends paid per share	$0.88	$0.76